EXHIBIT 99

                          CHARTER ONE FINANCIAL, INC.
                     SELECTED MONTHLY FINANCIAL HIGHLIGHTS


SELECTED FINANCIAL DATA AT MONTH END

                                                           JANUARY 31, 1996  FEBRUARY 29, 1996   MARCH 31, 1996
                                                           ----------------  -----------------   --------------
                                                                        (DOLLARS IN THOUSANDS)
Total assets  . . . . . . . . . . . . . . . . . . . . .      $ 12,737,163        12,905,345        13,173,987
Investment securities . . . . . . . . . . . . . . . . .           317,520           352,027           317,414
Mortgage-backed securities  . . . . . . . . . . . . . .         5,014,347         5,029,800         5,088,248
Loans receivable  . . . . . . . . . . . . . . . . . . .         6,769,259         6,882,847         7,053,473
Deposits  . . . . . . . . . . . . . . . . . . . . . . .         6,932,163         6,924,065         7,010,797
Borrowings  . . . . . . . . . . . . . . . . . . . . . .         4,724,110         4,888,884         5,059,375
Portfolio of loans serviced for others  . . . . . . . .         1,214,377         1,196,012         1,173,550
Number of employees (FTEs)  . . . . . . . . . . . . . .             2,369             2,426             2,360

Deposits:
  Checking  . . . . . . . . . . . . . . . . . . . . . .      $    661,589           678,351           742,259
  Savings . . . . . . . . . . . . . . . . . . . . . . .           993,385           988,072           889,608
  MMDA  . . . . . . . . . . . . . . . . . . . . . . . .           826,432           832,739           958,856
  Certificates:
    6 month or less . . . . . . . . . . . . . . . . . .           661,248           671,731           646,275
    6 month to 1 year . . . . . . . . . . . . . . . . .         1,762,175         1,743,780         1,191,079
    Jumbo . . . . . . . . . . . . . . . . . . . . . . .           439,313           396,701           321,916
    Other . . . . . . . . . . . . . . . . . . . . . . .         1,588,021         1,612,691         2,260,804
                                                             ------------         ---------         ---------
      Total CDS . . . . . . . . . . . . . . . . . . . .         4,450,757         4,424,903         4,420,074
                                                             ------------         ---------         ---------
        Total deposits  . . . . . . . . . . . . . . . .      $  6,932,163         6,924,065         7,010,797
                                                             ============         =========         =========


Borrowings:
  Reverse repurchase agreements . . . . . . . . . . . .      $  1,352,772         1,536,386         1,509,641
  FHLB advances . . . . . . . . . . . . . . . . . . . .         3,162,953         3,142,776         3,337,623
  Other . . . . . . . . . . . . . . . . . . . . . . . .           208,385           209,722           212,111
                                                             ------------         ---------         ---------
    Total borrowings  . . . . . . . . . . . . . . . . .      $  4,724,110         4,888,884         5,059,375
                                                             ============         =========         =========

Weighted average rates at period end:
  Loans . . . . . . . . . . . . . . . . . . . . . . . .              8.25%             8.24%             8.17%
  MBS . . . . . . . . . . . . . . . . . . . . . . . . .              7.24              7.26              7.22
    Loans and MBS . . . . . . . . . . . . . . . . . . .              7.82              7.83              7.77
  Other investments . . . . . . . . . . . . . . . . . .              6.88              6.78              6.60
    Total interest-earning assets . . . . . . . . . . .              7.78              7.78              7.72

  Deposits  . . . . . . . . . . . . . . . . . . . . . .              4.61              4.56              4.46
  Borrowings  . . . . . . . . . . . . . . . . . . . . .              5.90              5.86              5.64
    Total interest-bearing liabilities  . . . . . . . .              5.13              5.03              4.96

Interest rate spread  . . . . . . . . . . . . . . . . .              2.65              2.75              2.76
Net yield on interest-earning assets  . . . . . . . . .              2.96%             3.06%             3.04%

Nonperforming assets and allowance for loss:
  Nonperforming loans . . . . . . . . . . . . . . . . .      $     24,189*           24,189*           25,266
  Restructured loans  . . . . . . . . . . . . . . . . .            18,835*           18,835*           18,794
  REO and other repossessed assets  . . . . . . . . . .            12,119            11,300            11,301
                                                             ------------         ---------         ---------
    Total nonperforming assets  . . . . . . . . . . . .      $     55,143            54,324            55,361
                                                             ============         =========         =========

  Allowance for loss  . . . . . . . . . . . . . . . . .      $     64,760            64,987            65,218

*   At December 31, 1995





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
SELECTED ACTIVITY FOR THE MONTH AND QUARTER

                                                                                                    THREE MONTHS
                                                                                                       ENDED
                                      JANUARY 31, 1996    FEBRUARY 29, 1996     MARCH 31, 1996     MARCH 31, 1996
                                      ----------------     -----------------     --------------     --------------
                                                               (DOLLARS IN THOUSANDS)
Loan and MBS activity:
  Mortgage loan originations:
    One-to-four family  . . . . . .     $     140,089            181,595            268,005            589,689
    Multifamily . . . . . . . . . .             5,909                  -              9,593             15,502
    Commercial real estate  . . . .             4,885              3,840                449              9,174
    Consumer loan originations  . .            21,750             33,939             45,402            101,091
                                        -------------           --------           --------             ------
      Total originations  . . . . .           172,633            219,374            323,449            715,456
  Loans sold  . . . . . . . . . . .             6,431              3,878              3,859             14,168
  MBS purchased . . . . . . . . . .            91,326             86,311            135,839            313,476
  MBS sold  . . . . . . . . . . . .           326,125                  -                  -            326,125

  Average yield on residential loans
   originated (excludes impact of
   fees and costs associated with
   origination) . . . . . . . . . .              7.21%              7.37%              7.40%              7.31%

Deposit portfolio activity:
  Net increase (decrease):
    Checking  . . . . . . . . . . .     $     (72,372)            16,762             63,908              8,298
    Savings . . . . . . . . . . . .           (13,793)            (5,313)           (98,464)          (117,570)
    Money market  . . . . . . . . .            (2,655)             6,307            126,117            129,769
    Certificates:
      6 month or less . . . . . . .            10,533             10,483            (25,456)            (4,440)
      6 month to 1 year . . . . . .             7,751            (18,395)          (552,701)          (563,345)
      Jumbo . . . . . . . . . . . .           (30,761)           (42,612)           (74,785)          (148,158)
      Other . . . . . . . . . . . .            20,969             24,670            648,113            693,752
                                        -------------           --------           --------             ------
        Total CDS . . . . . . . . .             8,492            (25,854)            (4,829)           (22,191)
  Net increase (decrease) in
   deposits . . . . . . . . . . . .     $     (80,328)            (8,098)            86,732             (1,694)
                                        =============           ========           ========             ======
  Interest credited to deposits
   included above . . . . . . . . .     $      15,670             13,937             15,415             45,022
  Total increase (decrease) as a
   percentage of beginning
   deposits . . . . . . . . . . . .             (1.15)%             (.12)%             1.25%              (.02)%





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